FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Fixed-Income Trust

Series Number	13
Fund	Fidelity Strategic Dividend & Income Fund
Trade Date	10/26/10
Settle Date	11/02/10
Security Name	GOLDMAN SACHS G 6.125 PFD PERP
CUSIP	38145X111
Price	25.00
Transaction Value	$500,000.00
Class Size	1,300,000,000
% of Offering	0.002%
Underwriter Purchased From	Goldman, Sachs & Co.
Underwriting Members: (1)	Goldman, Sachs & Co.
Underwriting Members: (2)	BofA Merrill Lynch
Underwriting Members: (3)	Citigroup Global Markets Inc.
Underwriting Members: (4)	UBS Investment Bank
Underwriting Members: (5)	Wells Fargo Securities
Underwriting Members: (6)	BB&T Capital Markets
Underwriting Members: (7)	Fifth Third Securities Inc
Underwriting Members: (8)	FTN Financial Securities Corp
Underwriting Members: (9)	KeyBanc Capital Markets Inc.
Underwriting Members: (10)	Lloyds TSB Bank PLC
Underwriting Members: (11)	Mizuho Securities USA, Inc
Underwriting Members: (12)	Morgan Keegan & Company, Inc.
Underwriting Members: (13)	PNC Capital markets LLC
Underwriting Members: (14)	RBC Capital Markets
Underwriting Members: (15)	SMBC Nikko Capital Markets Limited
Underwriting Members: (16)	Standard Chartered Bank
Underwriting Members: (17)	SunTrust Robinson Humphrey, Inc.
Underwriting Members: (18)	U.S. Bancorp Investments, Inc.
Underwriting Members: (19)	Banca IMI S.p.A.
Underwriting Members: (20)	BBVA Securities Inc.
Underwriting Members: (21)	BNP Paribas Securities Corp.
Underwriting Members: (22)	Credit Agricole Securities (USA) Inc.
Underwriting Members: (23)	HSBC Securities (USA) Inc.
Underwriting Members: (24)	ING Financial Markets LLC
Underwriting Members: (25)	SG Americas Securities, LLC
Underwriting Members: (26)	UniCredit Capital Markets, Inc.
Underwriting Members: (27)	Ameriprise Financial Services, Inc.
Underwriting Members: (28)	Cabrera Capital Markets, LLC
Underwriting Members: (29)	Janney Montgomery Scott LLC
Underwriting Members: (30)	J.J.B. Hilliard, W.L. Lyons, LLC
Underwriting Members: (31)	Oppenheimer & Co. Inc.
Underwriting Members: (32)	Raymond James & Associates, Inc.
Underwriting Members: (33)	Robert W. Baird & Co. Incorporated
Underwriting Members: (34)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (35)	William Blair & Company, LLC
Underwriting Members: (36)	B.C. Ziegler and Co.
Underwriting Members: (37)	D. A. Davidson & Co.
Underwriting Members: (38)	Davenport & Company LLC
Underwriting Members: (39)	Fidelity Capital Markets
Underwriting Members: (40)	Lebenthal & Co., LLC
Underwriting Members: (41)	M.R. Beal & Company
Underwriting Members: (42)	Mesirow Financial, Inc.
Underwriting Members: (43)	Muriel Siebert & Co., Inc.
Underwriting Members: (44)	Samuel A. Ramirez & Company, Inc.
Underwriting Members: (45)	Wedbush Securities Inc.
Underwriting Members: (46)	The Williams Capital Group, L.P.